UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): February 25, 2016

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On February 19, 2016, Turbine Truck Engines (the "Company") executed Settlement Agreements with both Sahoma Controlware, LLC ("Sahoma") and Justin Dean ("Dean"), mutually concluding both the Engineering Services Agreement, dated June 3, 2015, with Sahoma and the Consulting Services Agreement, dated June 3, 2015, with Dean, an individual, collectively the "Agreement(s)". The Agreements with both Sahoma and Dean were executed to provide the Company with engineering, technical and analytical expertise to research and determine the viability of the Company expending additional resources on the development of its Gas-to-Liquid process technology ("GTL") for converting methane and oxygen gas into methanol liquid at low-volume production rates. Under both Services Agreements, the Company has received certain 3D modeling, design and data sets that provide a baseline confirming the Company's undertaking to pursue additional build and validation research and development of its GTL process technology. Under the terms of the Settlement Agreements, the Company has no further obligation to pay Sahoma the final milestone payment of $10,824 and Dean will retain his 250,000 Rule 144 common shares issued to him under the Engineering Services Agreement.

There are no further obligations existing between the parties under the Agreements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2016, the Board of Directors of Turbine Truck Engines, Inc. (the "Company") approved and the Company executed a Future Services Agreement ("FSA") with Christopher David, an individual, to provide continued services to the Company filling the roles and responsibilities as the Company's President, Secretary, Treasurer and Director, for a period of February 19, 2016 through December 31, 2017.

Wherein consideration of compensation for Mr. David's services, under the terms of the FSA the Company granted Mr. David stock options for the purchase of one million (1,000,000) shares of the Company's restricted Rule 144 common stock, which shall be granted and shall vest in accordance with the following schedule:

(a)	a Five-year (5) Option granted for the purchase of Five-Hundred Thousand (500,000) shares at Sixteen cents ($.16), vesting immediately upon the execution of the FSA; and

(b)

a Five-year (5) Option granted for the purchase of Five Hundred Thousand (500,000) shares at Sixteen cents ($.16), vesting on the one-year anniversary date of FSA Agreement, or earlier if Mr. David is terminated without cause.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

10.1	Future Services Agreement dated February 19, 2016

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: February 25, 2016	By:	/s/ Enzo Cirillo
Enzo Cirillo
Interim CEO and Board Chairman